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                                EXHIBIT 23

                    CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 16, 1995, which appears on page 28 of the 1994 Proxy Statement - Financial Review of Frontier Corporation, which is incorporated by reference in Frontier Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 36 of such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the supplementary consolidated financial statements which give retroactive effect to the merger of Frontier Corporation with American Sharecom, Inc. which constitute part of the Registration Statement on Form 8-K dated April 12, 1995. We also consent to the reference to us under the heading "Interest of Experts."


/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Rochester, New York
April 12, 1995